KINGSTONE

FOR IMMEDIATE RELEASE

# Kingstone Schedules 2021 Fourth Quarter and Full Year Financial Results Conference Call
# Kingstone Enters into New Reinsurance Treaties

**Kingston, NY — January 12, 2022 – Kingstone Companies, Inc. (Nasdaq: KINS)** (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, announced today that it will hold its 2021 Fourth Quarter and Full Year 2021 financial results conference call for analysts and investors on Friday, March 11, 2022 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on Thursday, March 10th.

The Company also announced that Kingstone Insurance Company ("KICO"), its wholly owned subsidiary, finalized a new 30% personal lines quota share treaty for the period December 31, 2021 through December 31, 2022. Further, an additional layer was added to the existing Single Risk Excess of Loss treaty. "The new treaties, when taken together, result in reductions to our catastrophe and single-risk retentions through June 30, 2022 to $7.4 million and $0.5 million from $10.0 million and $1.0 million, respectively. The quota share benefits us further by increasing our statutory surplus leading to a reduction in premium leverage going into 2022 and allowing for continued written premium growth," said Meryl Golden, President of KICO.

The details of the conference call and webcast are as follows:
Date: Friday, March 11, 2022
Time: 8:30 a.m. Eastern Time

**Access by conference call:**
Domestic callers: 877-407-3105
International callers: 201-493-6794

**Access by webcast:**
The call will be simultaneously webcast over the internet and can be accessed via the following link fifteen minutes prior to the call:

Kingstone Fourth Quarter and Full Year 2021 Financial Results and Conference Call Webcast
The webcast will be archived and accessible for approximately 30 days.

## About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire, and Maine.

INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319